Exhibit 4(e)
                                            CONFORMED COPY

         AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of June 19, 1998 among BETHLEHEM STEEL FUNDING, LLC, BETHLEHEM STEEL CREDIT AFFILIATE ONE, INC., BETHLEHEM STEEL CREDIT AFFILIATE TWO, INC., BETHLEHEM STEEL CORPORATION, as Servicer, the financial institutions listed on the signature pages hereof, as Buyers, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and Structuring and Collateral Agent.

                        W I T N E S S E T H :

         WHEREAS, the parties hereto have heretofore entered into a Receivables Purchase Agreement dated as of September 12, 1995, which was amended and restated by an Amended and Restated Receivables Purchase Agreement dated as of June 5, 1997 (as so amended and restated, the "Agreement"),

         WHEREAS, the Lukens Merger has been consummated, BSC has entered into the BSC-Lukens Purchase and Sale Agreement and the parties hereto desire to amend the Agreement to include the Lukens Receivables, and

         WHEREAS, the parties hereto desire to amend the Agreement to increase the aggregate Commitments (as defined in the Agreement) from $300,000,000 to $340,000,000 and otherwise as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.  Definitions; References.  Unless otherwise
                     -----------------------
specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the effective date hereof refer to the Agreement as amended and restated hereby.

         SECTION 2.  Definitions.  (a) Section 1.1 of the Agreement is
                     -----------
amended by adding the following new definitions in alphabetical order:

         "BSC-Lukens Purchase and Sale Agreement" means the Purchase and Sale Agreement No. 1 dated as of June 19, 1998 between Lukens, as Seller, and BSC, as purchaser, substantially in the form of Exhibit Q hereto, as amended from time to time.

         "Lukens" means Lukens Steel Company, a Pennsylvania corporation.

         "Lukens Merger" means the merger of Lukens Acquisition
Corporation into Lukens Inc., which occurred on May 29, 1998, pursuant to the Lukens Merger Agreement.

         "Lukens Merger Agreement" means the Agreement and Plan of Merger, dated as of December 15, 1997 and as amended as of January 4, 1998, among BSC, Lukens Acquisition Corporation and Lukens Inc., as further amended from time to time.

         "Lukens Receivable" means a "Receivable", as defined in the BSC-Lukens Purchase and Sale Agreement.

         "1998 Effective Date" means the date upon which the conditions to effectiveness of this Amended and Restated Receivables Purchase Agreement dated as of June 19, 1998 are satisfied.

         (b) Section 1.1 of the Agreement is further amended as follows:

              (i) Clause (i) of the definition of "Commitment" is superceded by the provisions of Section 12 of this Amendment and Restatement.

              (ii) The definition of "Contract" is amended in its entirety to read as follows:

              "Contract" as it relates to any Receivable means the agreement between the Obligor and BSC or Lukens, as the case may be, giving rise thereto (including as evidenced by an invoice on an open account).

              (iii) The definition of "Credit and Collection Policy" is amended by inserting, after the words "Exhibit H hereto", the phrase ", subject to Section 2.10,".

              (iv) Subparagraph (a)(iii) of the definition of "Eligible Receivable" is amended by adding after the phrase "originated in the name of the Seller" the words "or is a Lukens Receivable purchased by BSC pursuant to the BSC-Lukens Purchase and Sale Agreement".

              (v) Subparagraph (a)(iv) of the definition of "Eligible Receivable" is amended by adding after the reference to "the Purchase and Sale Agreement" the following: "and, in the case of a Lukens Receivable, immediately prior to its sale to BSC pursuant to the BSC-Lukens Purchase and Sale Agreement".

              (vi) Subparagraph (a)(viii) of the definition of "Eligible Receivable" is amended in its entirety to read as follows:

                   (viii) all consents, licenses, approvals, or
              authorizations of, or registrations with, any governmental authority required to be obtained or given by the Seller or Lukens, as the case may be, in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Seller or Lukens, as the case may be, of the related Contract, or in connection with the sale of such Receivable to BSF (and, in the case of a Lukens Receivable, the sale of such Receivable to the Seller), have been duly obtained or given and are in full force and effect and the sale of such Receivable to BSF (and, in the case of a Lukens Receivable, the sale of such Receivable to the Seller) complies with all applicable requirements of law;

              (vii) Subparagraph (a)(x) of the definition of "Eligible Receivable" is amended in its entirety to read as follows:

                   (x) the transfer of such Receivable (A) under the
              Purchase and Sale Agreement constitutes a valid sale, transfer and assignment to BSF of all right, title and interest of the Seller in the Receivable, any Related Security, any Collections and any proceeds, enforceable against all creditors of and purchasers from the Seller and (B), in the case of any Lukens Receivable, under the BSC-Lukens Purchase and Sale Agreement constitutes a valid sale, transfer and assignment to the Seller of all right, title and interest of Lukens in the Receivable, any Related Security, any Collections and any proceeds, enforceable against all creditors or and purchasers from Lukens;

              (viii) The definition of "Expiry Date" is amended by replacing "September 12, 2002" with "June 19, 2003".

              (ix) The definition of "Liquidation Yield" is amended by modifying "BR" to mean the following: BR = the rate determined under clause (i) of the definition of "Base Rate" multiplied by 1.2 plus 2%.

              (x) The definition of "Program Documents" is amended by
         (A) inserting after the first reference to "the Purchase and Sale Agreement" the words "the BSC-Lukens Purchase and Sale Agreement," and (B) inserting after the reference to "the Seller" the word "Lukens,".

              (xi) The definition of "Receivable" is amended by adding "or a Lukens Receivable purchased by BSC pursuant to the BSC-Lukens Purchase and Sale Agreement" following the words "in its normal course of business".

              (xii) The definition of "Receivables Information
         Memorandum" is amended in its entirety to read as follows:

                   "Receivables Information Memorandum" means the
              Bethlehem Steel Funding, LLC Receivables Purchase
              Agreement Receivables Review dated as of May 1998."

              (xiii) The definition of "Related Security" is amended by (A) inserting after the first reference to "BSC" the words "and, in the case of a Lukens Receivable, Lukens" and (B) inserting after the second reference to "BSC" the words "or Lukens, as the case may be,".

              (xiv) The definition of "Termination Yield Rate" is amended by inserting after each reference to "BSC" the words "or Lukens".

              (xv) The definition of "Yield Accrual Period" is amended by, in clause (iii) of the proviso therein, inserting after
                                    -------
         the reference to "BSC" the words "or Lukens".

              (xvi) The definition of "Yield Reserve" is amended by changing subclause (v)(y) from "1.5% times" to "1.0% times".

         SECTION 3.  Underwriting Transition Period.  The following is
                     ------------------------------
added as Section 2.10 to the Agreement:

              SECTION 2.10.  Underwriting Transition Period.  All
                             ------------------------------
         Lukens Receivables will be subject to the standards and procedures of the Credit and Collection Policy relating to billing, invoicing and collection activities and procedures, including lockbox arrangements. However, with respect to those Lukens Receivables that are invoiced during the period immediately following the Lukens Merger, the credit analysis, decisions to extend credit and credit terms of sale necessarily will have been conducted and established by Lukens prior to the Lukens Merger. BSC represents that any differences between the Credit and Collection Policy and Lukens' credit policies in effect immediately prior to the Lukens Merger are not material. In reliance upon such representation, Lukens Receivables that are invoiced during the period immediately following the Lukens Merger shall not fail to qualify as Eligible Receivables solely by reason of differences between the Credit and Collection Policy and such Lukens' credit policies.

         SECTION 4. Assignment; Addition of Servicer Representation and Warranty. (a) Section 3.1(a) of the Agreement is amended by (i) adding "all rights of BSF as assignee from BSC as purchaser under the BSC-Lukens Purchase and Sale Agreement" after the words "damages for breach or otherwise" in clause (iii) of the first sentence thereof ,
(ii) inserting in the last sentence thereof after the reference to "the Seller" the word "Lukens," and (iii) inserting in the last sentence thereof after the reference to "BSF under the Purchase and Sale Agreement" the words "or BSC under the BSC-Lukens Purchase and Sale Agreement,".

         (b) Section 3.1(b) of the Agreement is amended in its entirety to read as follows:

              (b) BSF shall monitor and require compliance by the Seller with its obligations under the Purchase and Sale Agreement and by Lukens under the BSC-Lukens Purchase and Sale Agreement, shall exercise its rights and remedies thereunder so as to be afforded the benefits intended to accrue to it (and, in the case of the BSC-Lukens Purchase and Sale Agreement, BSC) and shall, in the event of any default by the Seller or Lukens, as the case may be, in the performance of its obligations under the pertinent Agreement, exercise any and all of its rights and remedies thereunder (as assignee of BSC in the case of the BSC-Lukens Purchase and Sale Agreement) to the extent and in the manner directed by the Collateral Agent.

              (c) The following is added as SECTION 5.12 to the
         Agreement:

              SECTION 5.12.  Servicer's Representation and
         Warranty.BSC, a s Servicer, represents and warrants that the computer applications pertaining to the Receivables recognize and perform date sensitive functions involving dates prior to and after December 31, 1999.

         SECTION 5.  Amendment of Section 4.2 of the Agreement.
                     -----------------------------------------
Section 4.2 of the Agreement is amended by adding in clause (a) thereof, after the reference to "Articles 5 and 7 hereof" the following: ", Article IV of the BSC-Lukens Purchase and Sale Agreement".

         SECTION 6.  Amendment of Section 5.10 of the Agreement.
                     ------------------------------------------
Section 5.10 of the Agreement is amended by (i) inserting after the first reference therein to "the Seller" the words ", Lukens" and (ii) replacing "June 5, 1997" with "June 19, 1998".

         SECTION 7.  Amendment of Section 6.1 of the Agreement.  (a)
                     -----------------------------------------
Section 6.1(a) of the Agreement is amended by (i) in the first sentence thereof, changing the reference to "BSF or BSC" to read "BSF, BSC or Lukens" and (ii) in clause (vii) of the second sentence thereof, inserting immediately after the words "the Purchase and Sale Agreement" the following: "(including any information pursuant to the BSC-Lukens Purchase and Sale Agreement as assignee pursuant to the Purchase and Sale Agreement of BSC's rights thereunder)".

         (b) Section 6.1(b) of the Agreement is amended by, in the first sentence thereof, changing the reference to "BSF or BSC" to read "BSF, BSC or Lukens".

         SECTION 8.  Amendment of Section 6.2(c) of the Agreement.
                     --------------------------------------------
Section 6.2(c) of the Agreement is amended by (i) in clause (i) thereof, inserting after the reference to "BSF's" the word ", Lukens'" and (ii) in clause (ii) thereof, inserting after the reference to "BSC" the word ", Lukens".

         SECTION 9.  Amendment of Section 6.8 of the Agreement.
                     -----------------------------------------
Section 6.8 of the Agreement is amended by inserting after the reference to "the Purchase and Sale Agreement" the words ", the BSC-Lukens Purchase and Sale Agreement".

         SECTION 10.  Additional Termination Events and Consequences.
                      ----------------------------------------------
(a) Section 8.1 of the Agreement is amended by (i) in clause (c), inserting after the reference to "the Servicer" the words ", Lukens",
(ii) in clause (d), replacing the word "or" following the word "hereof" with a comma and adding to the end of such clause "or Section
2.02 of the BSC-Lukens Purchase and Sale Agreement" and (iii) in clauses (e), (g) and (i), inserting after each reference to "BSF" the words ", Lukens".

         (b) Section 8.2(a) is amended by inserting after each reference to "Event of Bankruptcy with respect to BSF" the words
",Lukens".

         (c) Section 8.2(b) is amended by, in clause (a) thereof, (i) inserting after the first reference to "BSC" the words "or Lukens" and
(ii) inserting after the second reference to "BSC" the words "and
Lukens".

         SECTION 11.  Amendment of Article 9 of the Agreement.
Article 9 of the Agreement is amended by (i) in Section 9.4, inserting in the parenthetical phrase a reference to "Lukens" and (ii) in the second sentence of Section 9.5, inserting after the reference to "BSF" the word ",Lukens".

         SECTION 12.  Changes in Commitments.  With effect from and
                      ----------------------
including the 1998 Effective Date, (i) each Person listed on the signature pages hereof that is not a party to the Agreement (a "New Buyer") shall become a Buyer party to the Agreement and (ii) the Commitment of each Buyer shall be the amount set forth opposite the name of such Buyer on the signature pages hereof. Any Buyer whose Commitment is changed to zero (an "Exiting Buyer") shall upon the 1998 Effective Date, but subject to the last sentence of this Section 12, cease to be a Buyer party to the Agreement (and, without omitting the generality of the foregoing, its participation in any outstanding Participated Letter of Credit shall automatically be canceled without any further action), and all accrued Fees and other amounts (other than such Buyer's interest in the Aggregate Net Investment) payable under the Agreement for the account of an Exiting Buyer to the 1998 Effective Date shall, notwithstanding the provisions of Article 2 of the Agreement, be due and payable for the account of such Exiting Buyer on the 1998 Effective Date; provided that the provisions of Sections 10.3, 10.4 and 11.3 of the Agreement shall continue to inure to the benefit of each Exiting Buyer and, provided further that each Exiting Buyer shall continue to be bound by Section 11.7 of the Agreement with respect to information provided to it prior to such date. The calculation of accrued Fees payable to each continuing Buyer on the first Quarterly Date or other date after the 1998 Effective Date on which Fees are payable shall reflect any changes in the Commitments of such Buyers made pursuant to this Section 12 and, notwithstanding the provisions of Section 2.7 of the Agreement, shall be paid to each such Buyer accordingly. If any Tranches are outstanding on the 1998 Effective Date and, as a result of changes in the Commitments of the Buyers, such Tranches are not held by the continuing Buyers ratably in proportion to their Commitments, such Tranches shall continue to be held on a non-pro-rata basis until the next Yield Accrual Period therefor starts, at which time the Buyers (including New Buyers and Exiting Buyers) shall, as appropriate, buy and sell such Tranches such that, after giving effect to such purchases, such Tranches are held ratably, and Section 2.8 of the Agreement shall apply to any such purchases.

         SECTION 13.  Representations and Warranties.  BSF and BSC
                      ------------------------------
each hereby represents and warrants that as of the 1998 Effective Date (after giving effect hereto):

         (a) no Termination Event or Potential Termination Event will have occurred and be continuing; and

         (b) the representations and warranties set forth in Articles 5 and 7 of the Agreement, Article IV of the Purchase and Sale
Agreement and Article IV of the BSC-Lukens Purchase and Sale
Agreement, after giving effect to this Amendment and Restatement, will be true and correct.

         SECTION 14.  Amendment of Exhibits D and E.  Each of Exhibit
                      -----------------------------
D and E to the Agreement is amended to the extent necessary to conform to all changes made in this Amendment and Restatement.

         SECTION 15.  New Exhibit.  The form of Annex I hereto is
                      -----------
added to the Agreement as Exhibit Q.

         SECTION 16.  Assignment.  (a) Section 1.1 of the Agreement is
                      ----------
amended by adding the following new definition:

         "Combined Commitment" means at any time with respect to each Buyer the sum of (x) such Buyer's Commitment hereunder and (y) such Buyer's Inventory Commitment under the Inventory Credit Agreement.

         (b) Section 11.6(c) of the Agreement is amended by amending the second parenthetical therein to read as follows:

(such portion to comprise a Combined Commitment of not less than $5,000,000; provided that after giving effect to such assignment, (x) the percentage of any Buyer's Commitment hereunder be no less than 40% and no greater than 70% of its Combined Commitment and the percentage of any Buyer's Inventory Commitment under the Inventory Credit Agreement be no less than 30% and no greater than 60% of its Combined Commitment and (y) the Combined Commitment retained by the assigning Buyer shall be in an aggregate amount of not less than $5,000,000)

         (c) Section 11.6(c) of the Agreement is further amended by deleting the clause ",which shall not be unreasonably withheld" which appears immediately following the words "consent of BSF" and inserting the clause ", which in each case shall not be unreasonably withheld" after the words "the
Administrative Agent and the L/C Issuing Banks."

         SECTION 17.  Governing Law.  This Amendment and Restatement
                      -------------
shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 18.  Counterparts; Effectiveness.  This Amendment and
                      ---------------------------
Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date (the "1998 Effective Date", which must be no later than June 26, 1998) on which each of the following conditions shall have been satisfied: (i) receipt by the Administrative Agent of duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any Buyer as to which an executed counterpart shall not have been received, the Administrative Agent shall have received telegraphic, telex or other written confirmation from such Buyer of execution of a counterpart hereof by such Buyer);

              (ii) receipt by the Administrative Agent of new Buyer's Certificates for the Buyers;

              (iii) receipt by the Administrative Agent of (x) a certificate of the secretary or an assistant secretary of BSC certifying as of the 1998 Effective Date (A) as to no amendments to the certificate of incorporation of BSC; (B) as to no liquidation or dissolution proceeding; (C) as to the occurrence of the Lukens Merger; and (D) a copy of the By-laws of BSC; (y) the certificate of incorporation of BSC certified as of a date reasonably near the 1998 Effective Date by the Secretary of State of the State of Delaware; and
         (z) a good standing certificate for BSC issued by the Secretary of State of the State of Delaware, dated a date reasonably near the 1998 Effective Date;

              (iv) receipt by the Administrative Agent of (A) a good standing certificate for BSF issued by the State Department of Assessments and Taxation of Maryland dated a date reasonably near the 1998 Effective Date; (B) a certificate of the Members certifying as of the 1998 Effective Date (i) as to no amendments to the Articles of Organization of BSF (other than an amendment to incorporate Lukens Receivables);
         (ii) as to no
         dissolution proceeding; and (iii) a copy of the Operating Agreement of BSF (with an amendment to incorporate Lukens Receivables); (C) a good standing certificate for each Special Purpose Member issued by the State Department of Assessments and Taxation of Maryland, dated a date reasonably near the 1998 Effective Date; (D) a certificate of the secretary or an assistant secretary of each Special Purpose Member certifying as of the 1998 Effective Date (i) as to no amendments to the Articles of Incorporation of such Special Purpose Member (other than an amendment to incorporate Lukens Receivables); (ii) as to no liquidation or dissolution proceeding; and (iii) a copy of the By-laws of such Special Purpose Member;

              (v) receipt by the Administrative Agent of (x) certified resolutions of the board of directors of BSC or a duly authorized committee thereof, authorizing the execution, delivery and performance by BSC of this Amendment and Restatement, the Purchase and Sale Agreement Amendment (as defined below) and the BSC-Lukens Purchase and Sale Agreement and (y) a certificate setting forth the name and specimen signature of each officer of BSC authorized on its behalf to execute such agreements;

              (vi) receipt by the Administrative Agent of certified resolutions of the Members of BSF, authorizing the execution, delivery and performance by BSF of this Amendment and Restatement and the Purchase and Sale Agreement Amendment;

              (vii) receipt by the Administrative Agent of (x) certified resolutions of the board of directors of each Special Purpose Member or a duly authorized committee thereof, authorizing the execution, delivery and performance by such Member of this Amendment and Restatement and the Purchase and Sale Agreement Amendment and (y) a certificate setting forth the name and specimen signature of each officer of such Member authorized on its behalf to execute such agreements;

              (viii) BSC shall have paid to the Administrative Agent for the several accounts of the Buyers such participation fees as are set forth in Schedule I attached to the Amendment and Restatement dated as of June 19, 1998 of the Inventory Credit Agreement;

              (ix) BSF shall have paid to the Administrative Agent, for its own account as Administrative Agent and Structuring and Collateral Agent and the account of J. P. Morgan Securities Inc. as Arranger, such fees as are agreed to between BSF and the Administrative Agent in a separate letter;

              (x) receipt by the Administrative Agent of evidence satisfactory to it that S&P has confirmed the AAA rating of the Buyer's Certificates after giving effect to the transactions contemplated hereby and that BSF has paid any fees and expenses of S&P in connection with obtaining such confirmation;

              (xi) an amendment to the Purchase and Sale Agreement substantially in the form of Annex II hereto (the "Purchase and Sale Agreement Amendment") shall have been duly executed and delivered by each of the parties thereto, and the Administrative Agent shall have received an executed original thereof;

              (xii) the BSC-Lukens Purchase and Sale Agreement substantially in the form of Annex I hereto shall have been duly executed and delivered by each of the parties thereto, and the Administrative Agent shall have received an executed original thereof;

              (xiii) receipt by the Administrative Agent of (v) a certificate of the secretary or an assistant secretary of Lukens certifying as of the 1998 Effective Date (A) as to no amendments to the certificate of incorporation of Lukens; (B) as to no liquidation or dissolution proceeding; and (C) a copy of the By-laws of Lukens; (w) the certificate of incorporation of Lukens certified as of a date reasonably near the 1998 Effective Date by the Secretary of State of the Commonwealth of Pennsylvania; (x) a good standing certificate for Lukens issued by the Secretary of State of the Commonwealth of Pennsylvania, dated a date reasonably near the 1998 Effective Date;(y) certified resolutions of the board of directors of Lukens or a duly authorized committee thereof, authorizing the execution, delivery and performance by Lukens of the BSC-Lukens Purchase and Sale Agreement and
         (z) a certificate setting forth the name and specimen signature of each officer of Lukens authorized on its behalf to execute the BSC-Lukens Purchase and Sale Agreement;

              (xiv) receipt by the Administrative Agent of an executed and completed Perfection Certificate substantially in the form of Annex I to the BSC-Lukens Purchase and Sale Agreement, and such other information as the Administrative Agent may reasonably request with respect to the Lukens Receivables relevant to the transactions contemplated hereby;

              (xv) receipt by the Administrative Agent of copies of proper financing statements (Form UCC-1) naming Lukens as the seller of Lukens Receivables under the BSC-Lukens Purchase and Sale Agreement, BSC as initial purchaser thereof, BSF as the assignee of BSC and the

         Collateral Agent as assignee of BSF, or other similar instruments or documents as may be necessary or, in the opinion of the Collateral Agent or its counsel, desirable for filing under the UCC of all appropriate jurisdictions to evidence and perfect BSF's ownership interest in such Lukens Receivables;

              (xvi) receipt by the Administrative Agent of executed financing statements (Form UCC-3) necessary (if any) to release all security interests and other rights of any Person previously granted by Lukens in the Lukens Receivables sold to BSC under the BSC-Lukens Purchase and Sale Agreement, related Contracts or goods the sale of which may give rise to a Lukens Receivable;

              (xvii) receipt by the Administrative Agent of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to Collateral Agent or its counsel) dated a date reasonably near the 1998 Effective Date listing all effective financing statements which name Lukens (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to clause (xv) above, together with copies of such financing statements (none of which, unless subject to a release referred to in clause (xvi) above, shall cover any Lukens Receivables sold to BSC under the BSC-Lukens Purchase and Sale Agreement or Contracts relating thereto which, or goods the sale of which, may give rise to such a Lukens Receivable);

              (xviii) receipt by the Administrative Agent of copies of such additional financing statements (Form UCC-1) naming BSC and BSF as debtors or such amendments to existing financing statements (Form UCC-3) filed naming BSC and BSF as debtors or sellers as maybe necessary or, in the opinion of the Collateral Agent or its counsel, desirable for filing under the UCC of all appropriate jurisdictions on account of the amendments made by this Amendment and Restatement;

              (xix) receipt by the Administrative Agent of opinions of counsel reasonably satisfactory to the Administrative Agent;

              (xx) receipt by the Administrative Agent of a letter from BSC's independent auditor confirming the characterization of the transfer of Receivables from BSC to BSF as a sale under GAAP and the transfer of Lukens Receivables from Lukens to BSC as a sale under GAAP and a letter from BSF's independent auditor confirming the characterization of each transfer of an interest in Receivables from BSF to the Buyers as a sale under GAAP;

              (xxi) receipt by the Administrative Agent of (A) a certificate dated the 1998 Effective Date signed by the Chief Financial Officer, Treasurer or Controller of BSC as to the accuracy of the representations and warranties set forth in
         Section 13 of this Amendment and Restatement and (B) a certificate dated the 1998 Effective Date executed by the Special Purpose Members as to the accuracy of the representation and warranties set forth in Section 13 of this Amendment and Restatement;

              (xxii) receipt by the Administrative Agent of a revised perfection certificate under the Purchase and Sale Agreement making the information set forth regarding BSC true and correct as of the 1998 Effective Date; and

              (xxiii) the Amendment and Restatement dated as of June 19, 1998 of the Inventory Credit Agreement shall have become, or concurrently shall become, effective.

         The Administrative Agent shall promptly notify the parties hereto of the effectiveness of this Amendment and Restatement, and such notice shall be conclusive and binding on all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             BETHLEHEM STEEL CORPORATION

                             By: /s/ G.L. Millenbruch
                                 --------------------------
                                 Title: Authorized Agent

                                 5111 North Point Boulevard
                                 Sparrows Point, MD 21219-1014

                                 Telephone: 410-388-7781
                                 Facsimile: 410-388-7783
                                 Attention: D.K. Schoenen, Authorized
                                 Agent

                             BETHLEHEM STEEL CREDIT
                             AFFILIATE ONE, INC.


                             By: /s/ G.L. Millenbruch
                                 --------------------------
                                 Title: Authorized Agent

                                 5111 North Point Boulevard
                                 Sparrows Point, MD 21219-1014

                                 Telephone: 410-388-7781
                                 Facsimile: 410-388-7783
                                 Attention: D.K. Schoenen, President

                             BETHLEHEM STEEL CREDIT
                             AFFILIATE TWO, INC.


                             By: /s/ G.L. Millenbruch
                                 --------------------------
                                 Title: Authorized Agent

                                 5111 North Point Boulevard
                                 Sparrows Point, MD 21219-1014

                                 Telephone: 410-388-7781
                                 Facsimile: 410-388-7783
                                 Attention: D.K. Schoenen, President




                             BETHLEHEM STEEL CORPORATION,
                               as Servicer


                             By: /s/ Gary L. Millenbruch
                                 --------------------------
                                 Title: EVP, Chief Financial Officer
                                        and Treasurer

                                 1170 Eighth Avenue
                                 Bethlehem, PA 18016

                                 Telephone: (610) 694-2603
                                 Facsimile: (610) 694-1258
                                 Attention: Leonard M. Anthony

                             MORGAN GUARANTY TRUST
                             COMPANY OF NEW YORK,
                               as Administrative Agent, Structuring
                               and Collateral Agent, and L/C
                               Issuing Bank


                             By: /s/ Robert Bottamedi
                                 --------------------------
                                 Title: Vice President

                                 60 Wall Street
                                 New York, NY 10260

                                 Telephone:
                                 Facsimile:
                                 Attention:


                             THE CHASE MANHATTAN BANK,
                               as L/C Issuing Bank


                             By: /s/ James H. Ramage
                                 --------------------------
                                 Title: Vice President


                             THE LONG-TERM CREDIT BANK OF
                               JAPAN, LTD., as L/C Issuing Bank


                             By: /s/ Gregory L. Hong
                                 --------------------------
                                 Title: Deputy General Manager

                               BUYERS:


Commitment: $45,333,333.33   MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK


                             By: /s/ Robert Bottamedi
                                 --------------------------
                                 Title: Vice President


Commitment: $36,833,333.33   THE LONG-TERM CREDIT BANK OF
                               JAPAN, LTD.


                             By: /s/ Gregory L. Hong
                                 --------------------------
                                 Title: Deputy General Manager


Commitment: $34,000,000.00   THE CHASE MANHATTAN BANK


                             By: /s/ James H. Ramage
                                 --------------------------
                                 Title: Vice President


Commitment: $28,333,333.33   CORESTATES BANK, N.A.
                               (Corestates Bank, N.A. has merged into
                               First Union National Bank)


                             By: /s/ Jane Greenfield
                                 --------------------------
                                 Title: Vice President

Commitment: $28,333,333.33   THE BANK OF NEW YORK


                             By: /s/ Peter H. Abdill
                                 --------------------------
                                 Title: Vice President


Commitment: $28,333,333.33   UNION BANK OF SWITZERLAND
                               NEW YORK BRANCH


                             By: /s/ Paula Mueller
                                 --------------------------
                                 Title: Vice President
                                        Structured Finance


                             By: /s/ Lawrence M. Charleson
                                 --------------------------
                                 Title: Managing Director


Commitment: $25,500,000.00   THE FIRST NATIONAL BANK OF
                               CHICAGO


                              By: /s/ Wanda Malone Harrison
                                  -------------------------
                                  Title: Authorized Signor


Commitment: $22,666,666.67   BANK OF AMERICA NT & SA


                             By: /s/ Marianne Mihalik
                                 --------------------------
                                 Title: Attorney-in-Fact.(NY)

Commitment: $22,666,666.67   NATIONSBANK, N.A.


                             By: /s/ Philip S. Durand
                                 --------------------------
                                 Title: Vice President

Commitment: $14,166,666.67   BANK AUSTRIA
                               AKTIENGESELLSCHAFT


                              By: /s/ J. Anthony Seay
                                  -------------------------
                                  Title: First Vice Preisdent
                                         Bank Austria, AG


                             By: /s/ C. Miller
                                 --------------------------
                                 Title: Assistant Vice President

Commitment: $14,166,666.67   SUMMIT BANK


                             By: /s/ David B. Kennedy
                                 --------------------------
                                 Title: Regional Vice President


Commitment: $14,166,666.67   THE SUMITOMO BANK, LIMITED
                               NEW YORK BRANCH


                             By: /s/ Kazuyoshi Ogawa
                                 --------------------------
                                 Title: Joint General Manager

Commitment: $14,166,666.67   WILMINGTON TRUST


                             By: /s/ Joseph M. Finley
                                 --------------------------
                                 Title: Vice President


Commitment: $11,333,333.33   THE INDUSTRIAL BANK OF
                               LIMITED


                             By: /s/ John Dippo
                                 --------------------------
                                 Title: Senior Vice President



TOTAL
COMMITMENTS:  $340,000,000